LINE OF CREDIT

Amount : $10,000,000 USD Date: September 29, 2006

FOR VALUE RECEIVED. Southridge Enterprises Inc., ("Borrower") promises to pay to the order of Uniform Ventures Ltd. ("Lender"), the principal sum of up to Ten Million U.S. Dollars ($10,000,000 USD), or so much thereof as may be disbursed to, or for the benefit of the Borrower by Lender at the sole and complete discretion of the Borrower.

INTEREST & PRINCIPAL : The unpaid principal of this Line of Credit ("LOC") shall bear simple interest at the rate of Eight Percent (8 %) per annum. Interest shall be calculated based on the principal balance as may be adjusted from time to time to reflect additional advances made hereunder. Interest on the unpaid balance of this LOC shall accrue monthly but shall be paid quarterly. The principal balance of this LOC shall be due and payable on September 29, 2011. There shall be no penalty for early repayment of all or any part of the principal.

SECURITY : This LOC shall be secured by all current and future assets owned by the Borrower. Additionally, at its discretion, the Borrower shall issue treasury stock to the Lender in lieu of payment.

DEFAULT : The Borrower shall be in default of this LOC on the occurrence of any of the following events: (i) the Borrower shall fail to meet its obligation to make the required principal or interest payments hereunder. (ii) the Borrower shall be dissolved or liquidated; (iii) the Borrower shall make an assignment for the benefit of creditors or shall be unable to, or shall admit in writing their inability to pay their debts as they become due; (iv) the Borrower shall commence any case, proceeding, or other action under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, or any such action shall be commenced against the undersigned; (v) the Borrower shall suffer a receiver to be appointed for it or for any of its property or shall suffer a garnishment, attachment, levy or execution.

REMEDIES : Upon default of this LOC, Lender may declare the entire amount due and owing hereunder to be immediately due and payable. Lender may also use all remedies in law and in equity to enforce and collect the amount owed under this Note.

Borrower hereby waives demand, presentment, notice of dishonor, diligence in collecting, grace and notice of protest.

BORROWER : **LENDER :**

Southridge Enterprises Inc. Uniform Ventures Ltd.